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                                      UICI

                              RESTATED AND AMENDED
                             1987 STOCK OPTION PLAN
                                 (NON-QUALIFIED)



1.       PURPOSE OF PLAN

                  The purpose of the UICI 1987 Stock Option Plan originally established the 3rd day of December, 1987, as amended and restated the 28th day of January, 1989, as further amended and restated the 28th day of February, 1991, and as further amended and restated the 16th day of March, 1999 (the "Plan"), is (a) to aid UICI (the "Company") in securing and retaining individuals of outstanding ability, including key personnel who are or may be employed by the Company or its subsidiaries, non-employee Directors of the Company or its subsidiaries, and non-employee individuals who contribute to the success and growth of the Company by the performance of past, present or future services to the Company and/or its subsidiaries; and (b) to provide additional motivation to such persons to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added interest which such persons will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

2.       STOCK SUBJECT TO THE PLAN

                  The total number of shares of Common Stock of the Company as of March 16, 1999 for which options are to be granted under the Plan is four million (4,000,000) shares, which may consist, in whole or in part, of unissued shares or treasury shares. Any option granted hereunder, or portion thereof, shall be forfeited to the extent that it fails by its terms to become exercisable or is not otherwise exercised before its expiration. If a participant forfeits options under the terms of the Plan, then the shares reserved for such forfeited options shall revert to the Plan and be available to be issued again.



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3.       ADMINISTRATION

                  The Stock Option Committee appointed by the Board of Directors of the Company (the "Committee") shall have two or more members selected from time to time by the Board of Directors, all of whom shall be "outside directors" as that term is defined in Treasury Regulation Section .1.162-27, and "disinterested persons" as defined in SEC Rule 16b-3(c)(2)(i), whichever is the more stringent. The Committee shall have the sole authority, consistent with the Plan, to determine the provisions of the options to be granted, to interpret the Plan and the options granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan, and generally to administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. The Committee shall have the sole authority to name new optionees and to grant shares to any optionees, including increasing the number of shares available to any existing optionee, as the Committee in its sole discretion deems appropriate.

                  Committee decisions and selections shall be made by a majority of the members present at a meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by the Chairman of the Committee on behalf of all of the members of the Committee reflecting its decision shall be as fully effective as if it had been made at a meeting duly held.

4.       ELIGIBILITY

                  Each option is granted in consideration of each optionee:

                  (i) being or agreeing to become an employee, officer or director of the Company and/or its subsidiaries; or

                  (ii) being or agreeing to become a non-employee director of the Company and/or its subsidiaries, excluding members of the Committee while serving on the Committee; and

                  (iii) performing or agreeing to perform services, on a non-employee or independent contract basis, for or on behalf of the Company and/or its subsidiaries.


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         The persons who shall receive options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the option or options granted to each such optionee selected.

5.       TERMS AND CONDITIONS OF STOCK OPTIONS

                  All options granted under this Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine:

                  (a) Maximum Shares Per Optionee. The maximum number of options that may be granted to any one eligible optionee shall be limited to seven hundred fifty thousand (750,000). The maximum number shall include all options previously issued, outstanding, cancelled and reissued, exercised, or expired.

                  (b) Option Price. The option price shall be the closing price at which the Common Stock of the Company traded on the date the option was granted. If the stock was not traded on the date the option was granted, then the option price shall be determined by using the closing price for the stock on the last trading date preceding the date the option was granted.

                  (c) When Options Expire. No option shall be exercisable after the Expiration Date, except as provided in paragraph (h) below. The Expiration Date shall be the thirtieth (30th) day following the fifth (5th) anniversary of the date the option is granted.

                  (d) When Options Become Exercisable. Each option shall be exercisable: (i) twenty percent (20%) after twelve months from the date of the granting of the option, and an additional twenty percent (20%) after each twelve (12) month period thereafter, except as otherwise provided in (h) below; or (ii) sooner, at the discretion of the Committee. Thus, each option, to the extent not previously exercised, would be one hundred percent (100%) exercisable on the fifth (5th) anniversary date of the granting of the option.



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                  (e)      How Options are Exercised. Each option shall be
                           exercised by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment as described in (e) below. No optionee shall have any rights to dividends or other rights of a stockholder with respect to shares subject to the option until written notice of exercise of the option has been given to the Company, and payment in full for such shares has been made.

                  (f) Payment Upon Exercise of Options. Upon exercise of an option, the option price for the shares to be purchased shall be paid for, at the election of the optionee:

                           (1)    In cash;

                           (2) By retendering to the Company a sufficient number of shares so optioned or other shares of Common Stock of the Company, to produce a fair market value (calculated at the closing price at which the Company's Common Stock traded on such date) equal to the total exercise price;

                           (3) By a loan from the Company to the optionee for the amount of the total exercise price. The terms of the note or loan agreement shall be determined by the Committee, interest shall not exceed prime plus 1% at the time of the loan, and the principal and interest shall not be due thereunder until at least the end of the twelfth (12th) month after the date of the loan or one (1) month after termination of employment, whichever is earlier; or

                           (4)    By any combination of the above.

                  (g) Retender or Withholding for Income Tax Liability. The optionee may also retender to the Company a number of the optioned shares sufficient to pay the optionee's income tax liability arising from the exercise of an option. The optionee may retender an amount of shares equal in value to the income tax withholding liability or the optionee's marginal income tax rate liability, if higher, resulting from the exercise, whichever the optionee chooses. If an optionee chooses not to retender shares for such tax liability and if the Company is subject to income tax withholding liability for such exercise, the





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STOCK OPTION PLAN (NON-QUALIFIED)
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                           Company may withhold an amount of shares equal in
                           value to such liability or may otherwise require the optionee to pay or indemnify the Company for such liability as the Committee may determine.

                  (h)      Accelerated Exercisability Upon Certain Events.

                           (1)    Permanent Disability. If prior to the
                                  Expiration Date an optionee becomes
                                  permanently disabled, the options, to the extent not previously exercised, shall immediately become 100% exercisable. Such options may thereafter be exercised in full at any time within three hundred sixty-five (365) days after the date of such date of permanent disability.

                           (2) Death. If prior to the Expiration Date an optionee shall die, the options, to the extent not previously exercised, shall immediately become 100% exercisable. Such options may thereafter be exercised in full by the legal representative of the estate or by the legatee of the optionee under a last will at any time within three hundred sixty-five (365) days after the date of the optionee's death.

                           (3) Change of Control. In the event of a change of control of the Company, the options, to the extent not previously exercised, shall immediately become 100% exercisable. For purposes herein, change of control is defined as any person (or any person and affiliates of such person), other than Ronald L. Jensen, his spouse, his adult children, or any trust controlled by such persons, acquiring the beneficial ownership, directly or indirectly, of more than 25% of the Company's outstanding voting stock.

                           (4) Retirement. If an optionee retires as an employee of the Company, having reached the age of at least sixty-five (65) and having been an employee of the Company for not less than ten (10) years, then the options, to the extent not previously exercised, shall immediately become 100% exercisable. Such options may thereafter be exercised in full within ninety (90) days of the date of the optionee's retirement date.



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                           (5)    Termination for any Other Reason. If an
                                  optionee who is an employee, officer or
                                  director of the Company and/or its
                                  subsidiaries terminates employment for any reason other than death or permanent disability, or if a non-employee director of the Company and/or its subsidiaries ceases to be a director of such company for any reason other than death or permanent disability, or other non-employee optionee ceases to perform services for or on behalf of the Company for any reason other than death or permanent disability, the unexercised options may thereafter be exercised the earlier of ninety
                                  (90) days after the date of such termination or cessation, or the Expiration Date, but only to the extent they were exercisable at the time of such termination.

                                  However, in the event of termination of
                                  employment or cessation of association for any reason other than death or permanent disability, the Committee, in its sole and absolute discretion, may determine that options previously granted shall not expire and be forfeited for reason of such termination of employment or cessation of association, but shall continue to be exercisable as set forth in this paragraph 5. The Committee may take into account, on an individual basis as to each optionee, the nature of the services rendered by the optionee, the optionee's past, present or potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Nothing in this paragraph shall be deemed to give any optionee an absolute right hereunder.

                           (i) Options Not Transferable. The option by its terms shall be personal and shall not be transferable by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by the optionee, or by a duly appointed legal representative.


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6.       STOCK RESTRICTIONS

                  The Company agrees that it shall register the shares for which options are granted hereunder with the Securities and Exchange Commission and shall take all other reasonable actions necessary to allow for the unrestricted transfer by the optionees of shares optioned hereunder, to the extent permitted under applicable law. Registration shall be within one year after exercise of the option.

7.       LEAVE OF ABSENCE

                  For the purpose of the Plan a leave of absence, duly authorized in writing by the Company and which leave of absence is recognized in writing by the Committee, shall not be deemed a termination of relationship with the Company.

8.       RIGHTS OF OPTIONEES

          (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

          (b) Nothing contained in the Plan shall be deemed to give any optionee the right to a continuance of any relationship with the Company or its subsidiaries.

9.       CHANGES IN CAPITAL

                  If the outstanding Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by a declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and the option prices shall be appropriately and equitably adjusted so as to maintain the option price thereof. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or any other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, there shall be substituted for any outstanding options hereunder a new option of the surviving corporation, pursuant to which optionees shall receive not less than substantially the same economic benefit as they would have received under the Plan. The existence of the Plan or options hereunder shall not in any way




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         prevent any transaction described herein, and no holder of an option shall have the right to prevent any such transaction.

10.      USE OF PROCEEDS

                  Proceeds from the sale of shares pursuant to the options granted under this Plan shall constitute general funds of the Company.

11.      AMENDMENTS

                  The Board of Directors of the Company, in its sole discretion, may discontinue the Plan at any time, but may amend or alter the Plan only upon the recommendation of and pursuant to the recommendation of the Committee. No amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option theretofore granted, without the optionee's consent.

12.      CONDITIONS SUBSEQUENT

                  This Plan is subject to approval by the shareholders of the Company at the next Annual Meeting.


This Restatement of the Plan was adopted by the Board of Directors of the Company on the 16th day of March, 1999.



                                                 /s/ Richard T. Mockler
                                                 ------------------------------
                                                 Richard T. Mockler, Chairman
                                                 Stock Option Committee


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STOCK OPTION PLAN (NON-QUALIFIED)
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